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                                                                  EXHIBIT 10.36

                                 PROMISSORY NOTE

$50,000.00                                                 Dated: June 15, 2001
                                                        Oklahoma City, Oklahoma


     FOR VALUE RECEIVED, FullNet Communications, Inc., an Oklahoma corporation with an address of 201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, Oklahoma 73102 ("Borrower"), unconditionally promises to pay to the order of higganbotham.com L.L.C., an Oklahoma limited liability company with an address of 101 Park Avenue, Suite 310, Oklahoma City, Oklahoma 73102 (together with any assignees or successors-in-interest, "Lender") the principal sum of Fifty Thousand and No/100 Dollars ($50,000.00), plus interest accruing on the principal amount outstanding hereunder from time to time as further set forth below.

     I.  Payment Terms/Interest Rate.

         (1) Interest Rate. Borrower shall pay interest to Lender on the outstanding and unpaid principal amount due hereunder from time to time at a rate equal to 6% per annum. Interest shall be calculated on the basis of a year of 360 days or the actual number of days elapsed. Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to the Prime Rate, as defined below, plus 1.0%.

         (2) Monthly Payments. Beginning on August 6, 2001, and continuing thereafter on the sixth day of each succeeding month through the Maturity Date, monthly principal and interest payments in the amount of $1,659 for the first ten payments and $2,659 for the next thirteen months with any unpaid principal and accrued and unpaid interest due August 6, 2003. Borrower shall have the right of offset against the payments as they come due and/or at its election the unpaid balance of this Note pursuant to Sections 1.1.5 and 11.2 of that certain Asset Purchase Agreement between Borrower and Lender of even date.

         (3) Maturity Date Payment. Any unpaid principal and all accrued, unpaid interest thereon, shall be due and payable in full to Lender on the Maturity Date. The "Maturity Date" of this Note shall be the earlier of (i) August 6, 2003 or (ii) the date this Note is accelerated pursuant to its terms.

         (4) Rate Definition. The "Prime Rate" shall mean the highest per annum rate of interest (expressed as a percentage) which is identified as the "Prime Rate" in the "Money Rates" section of The Wall Street Journal (Southwestern Edition) as of the applicable date.

         (5) Prepayment. This Note may be prepaid at any time, in whole or in part, without premium or penalty, and any such prepayment shall be applied first to accrued

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     interest and then to principal in inverse order of payments due. Any such prepayment will not waive or defer any scheduled monthly payment unless agreed to in writing by Lender.

     II. Payments. Payments of principal and interest are to be made at the office of Lender located at 101 Park Avenue, Suite 310, Oklahoma City, Oklahoma 73102, in lawful money of the United States of America. All payments hereunder shall be applied first to interest due and the balance shall reduce the principal balance. Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     III. Default. Each of the following shall constitute a default under this Note (individually, a "Default"):

         (1) Nonpayment. Borrower's failure to pay when due any principal of or interest on this Note or any other amounts payable by Borrower hereunder.

         (2) Default Under Assumed Leases. In the event that Lender receives notice from DFS Acceptance Corporation that Borrower is in default on the Server Leases assumed by Borrower pursuant to that certain Asset Purchase Agreement between Borrower and Lender of even date.

     IV. Effect of Default. If any Default shall occur, this Note shall become immediately due and payable at the option of Lender, and Lender shall have all rights and remedies to which it is entitled hereunder and applicable law. Notice of the exercise of such option is hereby expressly waived.

     V. Remedies Separate. Lender may pursue any rights or remedies as Lender of this Note independently or concurrently. All rights, remedies, or powers herein conferred upon Lender shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any others, or of any other rights, remedies, or powers available to Lender. No delay or omission of Lender to exercise any right, remedy, or power shall impair the same or be construed to be a waiver of any Default or an acquiescence thereto. No waiver of any Default shall extend to or affect any subsequent Default or impair any rights, remedies, or powers available to Lender. No single or partial exercise of any right, remedy, or power shall preclude other or future exercise thereof by Lender.

     VI. Collection Expenses. Borrower agrees to pay all expenses including, but not limited to reasonable attorneys' fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     VII. Waivers. Borrower, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of the obligations referenced herein, whether primarily or secondarily, severally waive notice of default, notice of dishonor, notice of acceleration, presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time


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(whether one or more) for payment hereof, any release of all or any part of the security for the payment hereof, or any release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging said party's liability hereunder.

     VIII. Lawful Rate. Nothing contained in this Note shall be deemed to require the payment of interest by Borrower in excess of the amount which Lender may lawfully charge under the applicable usury laws. In the event that the interest provided herein shall exceed such lawful charge, then the amount of interest payable hereunder by the undersigned shall be reduced to the maximum amount of such lawful charge.


                                   FULLNET COMMUNICATIONS, INC., an
                                   Oklahoma corporation


                                   By: /s/ TIMOTHY J. KILKENNY
                                       --------------------------------------
                                       Timothy J. Kilkenny, President and Chief
                                       Executive Officer


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